SCHEDULE 14A
(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES

EXCHANGE ACT OF 1934

Filed by the Registrant ☑

Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐ Definitive Proxy Statement
☑ Definitive Additional Materials
☐ Soliciting Material under Rule 14a-12

TRW INC.

(Name of Registrant as Specified In Its Charter)

Not Applicable

(Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):

☑	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transaction applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

(1)	Amount Previously Paid:

(2)	Form, Schedule or Registration Statement No.:

(3)	Filing Party:

(4)	Date Filed:

The Definitive Additional Materials filed herewith relate both to TRW’s Special Meeting of Shareholders scheduled for April 22, 2002 and to TRW’s Annual Meeting of Shareholders scheduled for April 24, 2002. TRW’s proxy statement for the Special Meeting of Shareholders was filed on April 2, 2002 on Schedule 14A and TRW’s proxy statement for the Annual Meeting of Shareholders was filed on March 4, 2002 on Schedule 14A.

Reject Northrop’s attempt to acquire TRW on the cheap by signing, dating and returning the enclosed GOLD proxy card. Time is short. We urge you to act today.

April 10, 2002

Dear Fellow Shareholder:

Northrop Grumman is seeking your vote at a Special Meeting of TRW shareholders on April 22, 2002, to permit them to buy your TRW shares for $47* per share — a price we believe grossly undervalues TRW’s business.

Your Board of Directors has unanimously determined that Northrop’s offer is financially inadequate and urges TRW shareholders not to surrender their TRW stock in exchange for Northrop shares.

TRW SHAREHOLDERS RECOGNIZE THE

INADEQUACY OF NORTHROP’S OFFER . . ..

As of the initial expiration date of Northrop’s hostile exchange offer, less than 2% of TRW’s outstanding shares had been tendered. It is evident to us that TRW shareholders have overwhelmingly rejected Northrop’s self-serving offer.

. . . THE MARKETPLACE APPARENTLY AGREES

Since February 22, when Northrop made its initial proposal, your shares consistently have traded above Northrop’s offer. On April 9, 2002, your TRW stock closed at $51.30 — significantly more than Northrop’s offer.

. . . AND THE EXPERTS AGREE, TOO

Shortly after the departure of TRW’s CEO, David Cote, in February — when TRW’s share price temporarily dipped — Northrop launched its opportunistic takeover attempt. A number of financial analysts and industry experts agree that Northrop is trying to acquire TRW on the cheap:

Kevin P. Tynan of Argus Research observes: “It’s almost like Northrop Grumman’s making this play when TRW seems vulnerable...[Northrop is] basically trying to steal [TRW] at this point.”

(Chicago Tribune, 2/23/02)

Warren Hastings of Becker Capital Management observes: “The company is certainly worth more than $47 per share...On its own, the TRW management has the ability to increase the value of shares above that.”

(Reuters, 3/4/02)

Mark Koznarek of Midwest Research Inc. explains: “TRW is worth more than $47. [Northrop] won’t get [TRW] for that.”

(Bloomberg, 3/4/02)

PRESERVE THE VALUE OF YOUR COMPANY FOR

YOURSELF AND OTHER TRW SHAREHOLDERS

Northrop’s actions are designed to benefit the interests of Northrop and its shareholders — not yours. Northrop recognizes TRW’s value and, in our view, is trying to transfer that value out of your pocket and into the pocket of Northrop’s own shareholders. There is no assurance that Northrop will offer to pay you a penny more for your shares. Northrop’s primary goal is to buy your shares as cheaply as possible. In contrast, your Board, which consists of an overwhelming majority of independent directors, is committed to enhancing the value of your shares.

We recently announced a plan that we have been working toward for some time to unlock your Company’s true value and preserve that value for you. TRW has been working to reduce debt to enable us to split the Company and has reduced debt by $3.9 billion in three years.

OUR PLAN OFFERS TRW SHAREHOLDERS GREATER VALUE

THAN NORTHROP’S OFFER . . .

Your Board believes that our value enhancement plan provides greater value than Northrop’s offer. As part of this plan, we are now pursuing the sale of our Aeronautical Systems Group and will use the proceeds from the sale to reduce the Company’s debt. With the separation of our Automotive business, we’ll be creating not just two pure plays — but two power plays. Each company will be appropriately capitalized with financial flexibility. And, each company will be well positioned to capture value against best-in-class industry benchmarks.

. . . AND INDUSTRY EXPERTS SUPPORT TRW’s

VALUE ENHANCEMENT PLAN

Analysts agree that TRW’s plan will deliver shareholder value:

Andrew Casey of Prudential Securities says: “TRW announced a counter-action to create value for shareholders that we believe offers more value than the current $47 bid from Northrop Grumman.”

(Prudential Securities, Inc., 3/13/02)

When TRW’s stock was trading at $50.84, Byron Callan of Merrill Lynch stated: “Stock is trading at lower end of potential valuation range, based on our assessment of TRW Management Plan.”

(Merrill Lynch Global Securities Research, 4/02/02)

Don’t allow Northrop to confuse you — a vote against the Northrop resolution will send a strong message that their price is not even close to full and fair value for your Company. Moreover, you should be aware that Northrop’s proposal is only a vote on Northrop’s current offer. The fact is that, if Northrop determines to increase its offer in the future, Northrop will have an opportunity to seek your approval at that time.

Enclosed with this letter is certain unaudited pro forma financial information of the Company that has been prepared by adjusting TRW’s historical consolidated financial statements to give effect to the Company’s value enhancement plan as if that plan had been implemented on January 1, 2001. Since we are in the early stages of implementing this plan, the pro forma financial information is preliminary and is based on various assumptions which are subject to change.

We urge you to continue to reject Northrop’s financially inadequate offer. Please sign, date and return the enclosed GOLD proxy card today. A postage-paid return envelope is enclosed for your convenience. And remember, you should also complete the certification of eligibility on the reverse side of the card. Do not sign any blue or green proxy card that Northrop may send you, even as a protest against Northrop.

We thank you for your support and we reaffirm our pledge to continue working to enhance the value of your shares.

On behalf of the Board of Directors,

Philip A. Odeen	Kenneth W. Freeman
Chairman	Lead Director

IMPORTANT

PLEASE DO NOT RETURN ANY BLUE PROXY CARD THAT NORTHROP MAY SEND YOU. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED, AND ANY BLUE PROXY SENT IN FOR ANY REASON COULD INVALIDATE YOUR PREVIOUS VOTE.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED

GOLD PROXY CARD TODAY.

If you have any questions or need assistance in voting your shares, please call:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 STATE STREET
10TH FLOOR
NEW YORK, NEW YORK 10004
CALL TOLL FREE: (866) 649-8030

*	Northrop Grumman’s Offer to Exchange would provide for each share of TRW common stock to be exchanged for that number of shares of Northrop Grumman common stock having a value equal to $47. The exact exchange ratio would be determined by dividing $47 by the average of the closing price of Northrop Grumman common stock for the five consecutive trading days ending immediately prior to the second trading day prior to the expiration of the Offer to Exchange, but in no event will the exchange ratio be greater than 0.4563 ($47/$103) or less than 0.4159 ($47/$113).

Notes: Permission to use quotations contained in this letter was neither sought nor obtained. Certain cautionary language relating to the benefits of the value enhancement plan and certain forward-looking statements in this letter are contained in TRW’s April 1, 2002 Proxy Statement relating to the Special Meeting.

TRW Has Outperformed the S&P 500(1)

Daily from January 1, 2001 to February 15, 2002

(1)	Through February 15, 2002 — Date of last trading day prior to public announcement of the resignation of our former Chief Executive Officer.

Positive Momentum Across TRW’s Businesses Implies a Favorable Valuation

Daily from February 15, 2002 to April 2, 2002

Note:	Composites exclude TRW and Northrop.
(1)	U.S. Automotive Composite includes ArvinMeritor, Borg-Warner, Dana, Delphi, Lear, Magna and Visteon.
(2)	U.S. Aerospace Composite includes Boeing, General Dynamics, Harris, L-3, Lockheed Martin and Raytheon.
(3)	Based on a blended peer composite return of 13%, calculated by the respective EBITDA contribution of TRW’s automotive business and aerospace business (which includes TRW’s systems business, space and electronics business and Aeronautical Systems Group).

Date	TRW Indexed Price	S&P Indexed Price

1/1/01	100%	100%

1/2/01	95%	97%

1/3/01	98%	102%

1/4/01	101%	101%

1/5/01	100%	98%

1/8/01	97%	98%

1/9/01	98%	99%

1/10/01	97%	99%

1/11/01	101%	100%

1/12/01	101%	100%

1/15/01	101%	100%

1/16/01	100%	100%

1/17/01	100%	101%

1/18/01	99%	102%

1/19/01	98%	102%

1/22/01	99%	102%

1/23/01	98%	103%

1/24/01	96%	103%

1/25/01	94%	103%

1/26/01	92%	103%

1/29/01	92%	103%

1/30/01	95%	104%

1/31/01	94%	103%

2/1/01	94%	104%

2/2/01	93%	102%

2/5/01	94%	103%

2/6/01	95%	102%

2/7/01	93%	102%

2/8/01	94%	101%

2/9/01	92%	100%

2/12/01	94%	101%

2/13/01	98%	100%

2/14/01	103%	100%

2/15/01	103%	100%

2/16/01	104%	99%

2/19/01	104%	99%

2/20/01	102%	97%

2/21/01	99%	95%

2/22/01	100%	95%

2/23/01	101%	94%

2/26/01	102%	96%

2/27/01	103%	95%

2/28/01	101%	94%

3/1/01	101%	94%

3/2/01	102%	93%

3/5/01	103%	94%

3/6/01	103%	95%

3/7/01	104%	96%

3/8/01	104%	96%

3/9/01	103%	93%

Date	TRW Indexed Price	S&P Indexed Price

3/12/01	100%	89%

3/13/01	97%	91%

3/14/01	95%	88%

3/15/01	96%	89%

3/16/01	93%	87%

3/19/01	96%	89%

3/20/01	94%	87%

3/21/01	92%	85%

3/22/01	89%	85%

3/23/01	87%	86%

3/26/01	90%	87%

3/27/01	90%	90%

3/28/01	89%	87%

3/29/01	89%	87%

3/30/01	88%	88%

4/2/01	89%	87%

4/3/01	86%	84%

4/4/01	87%	84%

4/5/01	89%	87%

4/6/01	87%	85%

4/9/01	89%	86%

4/10/01	93%	88%

4/11/01	90%	88%

4/12/01	95%	90%

4/13/01	95%	90%

4/16/01	93%	89%

4/17/01	95%	90%

4/18/01	101%	94%

4/19/01	99%	95%

4/20/01	98%	94%

4/23/01	95%	93%

4/24/01	98%	92%

4/25/01	97%	93%

4/26/01	98%	94%

4/27/01	99%	95%

Date	TRW Indexed Price	S&P Indexed Price

4/30/01	99%	95%

5/1/01	98%	96%

5/2/01	100%	96%

5/3/01	98%	95%

5/4/01	99%	96%

5/7/01	99%	96%

5/8/01	99%	96%

5/9/01	104%	95%

5/10/01	112%	95%

5/11/01	109%	94%

5/14/01	110%	95%

5/15/01	108%	95%

5/16/01	114%	97%

5/17/01	113%	98%

5/18/01	112%	98%

5/21/01	113%	99%

5/22/01	116%	99%

5/23/01	111%	98%

5/24/01	113%	98%

5/25/01	112%	97%

5/28/01	112%	97%

5/29/01	111%	96%

5/30/01	110%	95%

5/31/01	112%	95%

6/1/01	113%	95%

6/4/01	112%	96%

6/5/01	115%	97%

6/6/01	112%	96%

6/7/01	111%	97%

6/8/01	110%	96%

6/11/01	108%	95%

6/12/01	108%	95%

6/13/01	108%	94%

6/14/01	105%	92%

6/15/01	106%	92%

6/18/01	107%	92%

6/19/01	106%	92%

6/20/01	106%	93%

6/21/01	106%	94%

6/22/01	103%	93%

6/25/01	104%	92%

6/26/01	106%	92%

6/27/01	105%	92%

6/28/01	106%	93%

6/29/01	106%	93%

7/2/01	106%	94%

7/3/01	105%	93%

7/4/01	105%	93%

7/5/01	106%	92%

7/6/01	105%	90%

Date	TRW Indexed Price	S&P Indexed Price

7/9/01	105%	91%

7/10/01	105%	89%

7/11/01	105%	89%

7/12/01	109%	92%

7/13/01	110%	92%

7/16/01	109%	91%

7/17/01	110%	92%

7/18/01	111%	91%

7/19/01	110%	92%

7/20/01	112%	92%

7/23/01	111%	90%

7/24/01	109%	89%

7/25/01	110%	90%

7/26/01	112%	91%

7/27/01	112%	91%

7/30/01	114%	91%

7/31/01	114%	92%

8/1/01	114%	92%

8/2/01	114%	92%

8/3/01	113%	92%

8/6/01	111%	91%

8/7/01	112%	91%

8/8/01	109%	90%

8/9/01	109%	90%

8/10/01	111%	90%

8/13/01	110%	90%

8/14/01	110%	90%

8/15/01	108%	89%

8/16/01	108%	90%

8/17/01	104%	88%

8/20/01	104%	89%

8/21/01	99%	88%

8/22/01	99%	88%

8/23/01	97%	88%

8/24/01	100%	90%

8/27/01	101%	89%

8/28/01	94%	88%

8/29/01	93%	87%

8/30/01	92%	86%

8/31/01	91%	86%

9/3/01	91%	86%

9/4/01	93%	86%

9/5/01	92%	86%

9/6/01	90%	84%

9/7/01	86%	82%

9/10/01	87%	83%

9/11/01	87%	83%

9/12/01	87%	83%

9/13/01	87%	83%

9/14/01	87%	83%

9/17/01	85%	79%

9/18/01	82%	78%

9/19/01	77%	77%

9/20/01	75%	75%

9/21/01	72%	73%

9/24/01	77%	76%

9/25/01	79%	77%

9/26/01	78%	76%

9/27/01	78%	77%

9/28/01	77%	79%

10/1/01	77%	79%

10/2/01	80%	80%

10/3/01	83%	81%

10/4/01	86%	81%

10/5/01	85%	81%

10/8/01	85%	80%

10/9/01	84%	80%

10/10/01	87%	82%

10/11/01	87%	83%

10/12/01	86%	83%

10/15/01	87%	83%

10/16/01	86%	83%

10/17/01	84%	82%

10/18/01	83%	81%

10/19/01	83%	81%

10/22/01	84%	83%

10/23/01	85%	82%

10/24/01	86%	82%

10/25/01	87%	83%

10/26/01	89%	84%

10/29/01	86%	82%

10/30/01	87%	80%

10/31/01	87%	80%

11/1/01	90%	82%

11/2/01	92%	82%

11/5/01	95%	84%

11/6/01	97%	85%

11/7/01	95%	85%

11/8/01	95%	85%

11/9/01	95%	85%

11/12/01	95%	85%

11/13/01	96%	86%

11/14/01	98%	86%

11/15/01	100%	87%

11/16/01	98%	86%

11/19/01	100%	87%

11/20/01	99%	87%

11/21/01	97%	86%

11/22/01	97%	86%

11/23/01	101%	87%

11/26/01	101%	88%

11/27/01	99%	87%

11/28/01	100%	85%

11/29/01	100%	86%

Date	TRW Indexed Price	S&P Indexed Price

11/30/01	101%	86%

12/3/01	100%	86%

12/4/01	99%	87%

12/5/01	103%	89%

12/6/01	105%	88%

12/7/01	104%	88%

12/10/01	102%	86%

12/11/01	102%	86%

12/12/01	102%	86%

12/13/01	100%	85%

12/14/01	101%	85%

12/17/01	103%	86%

12/18/01	102%	87%

12/19/01	101%	87%

12/20/01	99%	86%

12/21/01	98%	87%

12/24/01	98%	87%

12/25/01	98%	87%

12/26/01	97%	87%

12/27/01	96%	88%

12/28/01	95%	88%

12/31/01	96%	87%

1/1/02	96%	87%

1/2/02	95%	87%

1/3/02	96%	88%

1/4/02	97%	89%

1/7/02	97%	88%

1/8/02	94%	88%

1/9/02	96%	87%

1/10/02	94%	88%

1/11/02	94%	87%

1/14/02	93%	86%

1/15/02	91%	87%

1/16/02	90%	85%

1/17/02	94%	86%

1/18/02	92%	85%

1/21/02	92%	85%

1/22/02	93%	85%

1/23/02	94%	85%

1/24/02	99%	86%

1/25/02	101%	86%

1/28/02	103%	86%

1/29/02	103%	83%

1/30/02	106%	84%

1/31/02	109%	86%

2/1/02	111%	85%

2/4/02	110%	83%

2/5/02	109%	83%

2/6/02	107%	82%

2/7/02	109%	82%

2/8/02	110%	83%

2/11/02	113%	84%

2/12/02	113%	84%

2/13/02	115%	85%

2/14/02	115%	85%

2/15/02	116%	84%

	Indexed Price
		U.S.
	U.S. Aerospace	Automotive
	Composite(2)	Composite(1)
Date	+8%	+16%

2/15/02	100	100
2/18/02	100	100
2/19/02	97	100
2/20/02	100	102
2/21/02	100	103
2/22/02	99	104
2/25/02	101	108
2/26/02	100	110
2/27/02	102	110
2/28/02	102	109
3/01/02	104	112
3/04/02	106	117
3/05/02	104	114
3/06/02	107	116
3/07/02	105	118
3/08/02	103	118
3/11/02	105	119
3/12/02	104	120
3/13/02	104	118
3/14/02	104	118
3/15/02	105	118
3/18/02	105	118
3/19/02	106	118
3/20/02	105	117
3/21/02	105	114
3/22/02	103	113
3/25/02	102	110
3/26/02	103	113
3/27/02	105	116
3/28/02	106	118
3/29/02	106	118
4/01/02	108	116
4/02/02	108	116

SUPPLEMENT TO PROXY STATEMENT

FOR THE SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD ON APRIL 22, 2002

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

AND
CERTAIN ADDITIONAL INFORMATION

TRW Inc.

1900 Richmond Road
Cleveland, Ohio 44124

Unaudited Pro Forma Financial Statements

The unaudited pro forma financial statements as of December 31, 2001, and for the year ended December 31, 2001, have been prepared by adjusting TRW’s historical consolidated financial statements to give effect to TRW’s strategic plan which includes adjustments and assumptions indicated in the accompanying notes. The unaudited pro forma financial statements give effect to the following transactions, as if such transactions had occurred on January 1, 2001: (i) the receipt of proceeds from the initiatives to reduce the amount of TRW’s indebtedness, (ii) the contribution of the Automotive business to a newly formed entity, (referred to as “Spinco”), (iii) an allocation of debt between TRW and Spinco, and (iv) the distribution of Spinco equity held by TRW to the TRW shareholders in a pro rata spin-off. The Company has assumed that the contribution of the Automotive business to Spinco and the distribution of Spinco to TRW shareholders are treated as tax free transactions for federal income tax purposes.

While the Company believes that the unaudited pro forma financial statements and the assumptions used provide a reasonable basis for presenting the significant effects directly attributable to the transactions discussed above, the Company emphasizes that at this time the transactions described and the adjustments made are based upon the historical financial data of the businesses to be sold or distributed to TRW shareholders and preliminary estimates as to the net proceeds received from the Company’s debt reduction initiatives and allocation of assets, liabilities, costs and expenses between the two remaining businesses. There can be no assurance as to the amount of proceeds that will be received from the Company’s debt reduction initiatives. The amounts realized from such initiatives could be materially greater than or less than the amounts assumed in the unaudited pro forma financial statements. TRW has not entered into a definitive agreement with respect to any of the transactions described above or otherwise related to the implementation of its strategic plan. Subsequent events as well as a change in or variation from the assumptions could result in a material change to the unaudited pro forma financial statements presented. Certain cautionary language relating to the benefits of the value enhancement program is contained in TRW’s April 1, 2002 Proxy Statement relating to TRW’s special meeting of shareholders on April 22, 2002.

The notes to the unaudited pro forma financial statements reflect estimated cost savings as a result of the reduction of various corporate and other expenses. The achievement of these cost savings are subject to uncertainties and contingencies, many of which are beyond the control of TRW. There can be no assurance that they will be achieved, and actual cost savings may vary from those estimated.

Prior to effecting the separation of the Automotive business from TRW, TRW intends to convene a special meeting of shareholders to approve the separation of the Automotive business and will provide proxy materials to TRW’s shareholders in connection with such meeting that will include revised unaudited pro forma financial statements reflecting the transactions which have been consummated, the terms of any binding agreements and modifications to the assumptions as necessary.

The unaudited pro forma financial statements are for illustrative purposes only and do not purport to represent what the actual results would have been had these transactions occurred on January 1, 2001, nor are they necessarily indicative of future results of operations or financial position of the two remaining businesses. The unaudited pro forma financial statements should be read in connection with, and are qualified by reference to, the consolidated financial statements and the notes thereto included in TRW’s Annual Report on Form 10-K for the year ended December 31, 2001, as well as the “Management’s Discussion and Analysis of Financial

Condition and Results of Operations” contained therein. You may read and obtain copies of TRW’s Annual Report on Form 10-K at the following locations of the SEC:

Public Reference Room	Midwest Regional Office
450 Fifth Street, N.W.	500 West Madison Street
Room 1024	Suite 1400
Washington, D.C. 20549	Chicago, Illinois 60661

You may obtain information on the operation of the Public Reference Rooms by calling the SEC at 1-800-SEC-0330. You may also obtain copies of this information by mail from the Public Reference Section of the SEC, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 10549, at prescribed rates.

The SEC also maintains an Internet world wide web site that contains reports, proxy statements and other information about issuers like TRW who file electronically with the SEC. The address of that site is http://www.sec.gov. The historical financials may also be obtained free of charge by calling investor relations at TRW at (216) 291-7506.

TRW Inc.

Unaudited Pro Forma Statement of Operations
For the Year Ended December 31, 2001
(In millions, except per share data)

					Adjusted Total
	TRW
	Historical as	Pro Forma		Adjusted	Pro Forma	Pro Forma
	Reported	Adjustments		Total	Spinco	TRW

					(c,d,e,h)	(c,e,f)

Sales	$16,383	$(1,793)	(a)	$14,590	$9,433	$5,157

Cost of sales	14,084	(1,389)	(a)	12,695	8,341	4,354

Gross profit	2,299	(404)	(a)	1,895	1,092	803

Administrative and selling expenses	1,111	(202)	(a)	909	561	348

Research and development expenses	442	(90)	(a)	352	123	229

Interest expense	478	(133)	(a,b)	345	215	130

Amortization of goodwill and intangibles	141	(33)	(a)	108	77	31

Other (income) expense-net	(13)	20	(a)	7	(7)	14

Earnings before income taxes	140	34	(a,b)	174	123	51 (f)

Income taxes	72	9	(a)	81	41	40

Net earnings	$68	$25	(a,b)	$93	$82	$11

Earnings per share of common stock

Diluted	$0.54	$0.20	(a)	$0.74	$0.65	$0.09

Basic	0.54	0.21	(a)	0.75	0.66	0.09

Shares used in computing per share amounts

Diluted	125.7	125.7		125.7	125.7	125.7

Basic	124.8	124.8		124.8	124.8	124.8

Other financial data

Depreciation and amortization	$755	$(99)		$656	$519	$137

EBITDA (g)	1,373	(198)		1,175	857	318

EBITDA-excluding unusual	1,685	(234)		1,451	1,110	341

See Notes to the Unaudited Pro Forma Financial Statements

TRW Inc.

Unaudited Pro Forma Balance Sheet
December 31, 2001
(In millions)

					Adjusted Total
	TRW
	Historical as	Pro Forma		Adjusted	Pro Forma	Pro Forma
	Reported	Adjustments		Total	Spinco	TRW

Cash and cash equivalents	$240	$—		$240	$119	$121

Accounts receivable-net	1,758	(271)	(a)	1,487	985	502

Inventories	763	(237)	(a)	526	504	22

Prepaid expenses	170	(12)	(a)	158	66	92

Deferred income taxes asset (liability)	231	(48)	(a)	183	223	(40)

Total current assets	3,162	(568)		2,594	1,897	697

Property, plant and equipment-net	3,542	(373)	(a)	3,169	2,461	708

Total intangible assets-net	3,811	(1,079)	(a)	2,732	2,437	295

Investment in affiliates	245	(6)	(a)	239	69	170

Other notes and accounts receivable	223	(28)	(a)	195	144	51

Other assets	590	(140)	(a)	450	367	83

Prepaid pension costs	2,871	(85)	(a)	2,786	2,786	—

Total assets	$14,444	$(2,279)		$12,165	$10,161	$2,004

Short-term debt	$115	$566	(b)	$681	$607	$74

Trade accounts payable	1,742	(246)	(a)	1,496	1,222	274

Accrued compensation	477	(34)	(a)	443	153	290

Other accruals	1,505	(32)	(a)	1,473	862	611

Dividends payable	22	—		22	—	22

Income taxes	173	6	(a)	179	42	137

Current portion of long-term debt	724	(724)	(b)	—	—	—

Total current liabilities	4,758	(464)		4,294	2,886	1,408

Long-term debt	4,870	(1,570)	(a,b)	3,300	2,000	1,300

Long-term liabilities	1,944	(149)	(a)	1,795	901	894

Deferred income taxes liability (asset)	612	(134)	(a)	478	731	(253)

Minority interests in subsidiaries	74	—		74	51	23

Total shareholders’ investment	2,186	38	(a)	2,224	3,592	(1,368	) (j)

Total liabilities and shareholders’ investment	$14,444	$(2,279)		$12,165	$10,161	$2,004

Other data

Total net debt (i)	$5,469	$(1,728)		$3,741	$2,488	$1,253

See Notes to the Unaudited Pro Forma Financial Statements

Notes to the Unaudited Pro Forma Financial Statements

(a)	Adjustment includes the elimination of historical amounts for the Aeronautical Systems and certain other potential transactions contemplated.

(b)	Adjustment reflects the assumed application of the proceeds net of taxes and expenses from one or more of the following transactions, estimated for purposes of the unaudited pro forma financial statements to be $1.7 billion in the aggregate: the sale of the Aeronautical Systems business, the sale of certain non-core assets, and the sale of additional equity in Spinco. The aggregate net proceeds derived from all of the transactions could equal or exceed $2.2 billion. TRW intends to consummate one or more of the aforementioned transactions which will, in combination, generate the highest economic value to TRW’s shareholders.

The net proceeds in the unaudited pro forma financial statements reflect the reduction of the related taxes on the above transactions, the repayment of accounts receivable securitized for the divested businesses and the impact of one-time costs associated with the spin-off, offset in part by the significant tax benefit relating to the separation plan, as a result of the economic loss on certain high-tax basis Automotive assets. The one-time costs include investment banking, legal and professional fees, and certain other expenses. The net proceeds were used to reduce debt and related interest expense calculated at an assumed blended interest rate of 7.1 percent.

(c)	Net employee benefits income, which includes pension income related to retirees and terminated vested individuals acquired as part of the LucasVarity acquisition and divested operations, net of interest related to other postretirement employee benefits, has been allocated to Pro Forma Spinco and Pro Forma TRW as follows:

•	Pension income has been allocated based upon the assumed allocation of net pension assets.

•	Interest related to other postretirement employee benefits has been allocated based upon the assumed allocation of the liabilities.

(d)	Corporate expenses, which primarily represent costs associated with corporate staff and related expenses, have been allocated to Pro Forma Spinco based upon estimated costs which management believes are representative of the annual costs to operate the business on a stand-alone basis.

(e)	The pro forma results of operations of Pro Forma Spinco and Pro Forma TRW include unusual charges of $254 million and $32 million before tax and $174 million and $34 million after tax, respectively as disclosed in “Management’s Discussion and Analysis of Financial Condition and the Results of Operations” and the “Restructurings” and “Asset Impairments” Notes to the Financial Statements included in TRW’s Annual Report.

(f)	Earnings before income taxes of Pro Forma TRW does not reflect the reduction in various corporate and administrative expenses as a result of the reductions of approximately 170 corporate positions during 2001, estimated to result in annual savings of $64 million, the effect of the further cost reduction in annual costs of $35 million which management believes is representative of the annual costs to operate Pro Forma TRW on a stand-alone basis, and the related annual interest savings of $4 million.

The following table reflects the estimated impact of these reductions on Pro Forma TRW.

	Pro Forma	Estimated Impact	Adjusted
	TRW	of Cost Reductions	TRW
(In millions, except per share data)
Earnings before income taxes	$51	$103	$154

Net earnings	$11	$67	$78

EBITDA	$318	$99	$417

EBITDA-without unusual items	$341	$99	$440

Earning per share-diluted	$0.09	$0.53	$0.62

(g)	EBITDA represents earning before interest, income taxes, depreciation, and amortization, including other intangibles, a measure used by management to measure operating performance. EBITDA is not a recognized term under generally accepted accounting principles and does not purport to be an alternative to operating income as an indicator of operating performance or to cash flows from operating activities as a measure of liquidity. Because not all companies calculate EBITDA identically, this presentation of EBITDA may not be comparable to other similarly titled measures of other companies. Additionally, EBITDA is not intended to be a measure of free cash flow for management’s discretionary use, as it does not consider certain cash requirements such as interest payments, tax payments and debt service requirements.

(h)	TRW expects that the financial benefit of certain restructuring actions taken in 2001 will benefit Spinco in future periods. See “Management’s Discussion and Analysis of Financial Condition and the Results of Operations-Automotive” and the “Restructurings” Note to Financial Statements included in the Annual Report. The incremental financial benefits from these restructuring actions are not reflected in the unaudited pro forma financial statements.

(i)	Total net debt represents short-term debt, the current portion of long-term debt, and long-term debt, less cash and cash equivalents.

(j)	The deficit in shareholders’ investment for Pro Forma TRW is the result of the accounting for the spin-off of the Automotive business. The deficit is not a result of the historical performance of Pro Forma TRW.

In connection with effecting the spin-off, the Company expects to revalue its assets as permitted under Ohio law to ensure that sufficient capital and earned surplus exists for the spin-off. In this regard, the Company has retained a nationally recognized appraisal firm, and as a result of their analysis the Company believes that sufficient surplus will exist for this purpose. This revaluation analysis will not affect the Company’s financial statements, which are prepared in accordance with generally accepted accounting principles in the United States.

Certain Additional Supplemental Information

In connection with the engagement of Goldman, Sachs & Co. (“Goldman Sachs”) and Credit Suisse First Boston Corporation (“CSFB”) as financial advisors, TRW anticipates that employees of each of Goldman Sachs and CSFB may communicate in person, by telephone or otherwise with certain institutions, brokers or other persons who are TRW shareholders for the purpose of assisting in the solicitation of proxies for the special meeting of shareholders. Although neither Goldman Sachs nor CSFB admits that it or any of its directors, officers, employees or affiliates is a “participant”, as defined in Schedule 14A promulgated under the Securities Exchange Act of 1934, as amended, by the Securities and Exchange Commission, or that Schedule 14A requires the disclosure of certain information concerning them, Steven M. Heller (Managing Director), David Baum (Managing Director), Gregory Lee (Managing Director), John Shaughnessy (Managing Director) and Mark Florian (Vice President) in each case of Goldman Sachs, and Lawrence Hamdan (Managing Director), Gerald Lodge (Managing Director), Robert Mann (Managing Director), Craig Oxman (Managing Director) and Jonathan Rouner (Managing Director) in each case of CSFB may assist TRW in the solicitation of proxies for the special meeting.

IMPORTANT

PLEASE DO NOT RETURN ANY BLUE PROXY CARD THAT NORTHROP MAY SEND YOU. ONLY YOUR LATEST DATED PROXY CARD WILL BE COUNTED, AND ANY BLUE PROXY SENT IN FOR ANY REASON COULD INVALIDATE YOUR PREVIOUS VOTE.

PLEASE SIGN, DATE AND RETURN THE ENCLOSED

GOLD PROXY CARD TODAY.

If you have any questions or need assistance in voting your shares, please call:

GEORGESON SHAREHOLDER COMMUNICATIONS INC.

17 STATE STREET
10TH FLOOR
NEW YORK, NEW YORK 10004
CALL TOLL FREE: (866) 649-8030